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                                                                      EXHIBIT 11


Computation of Per Share Earnings



                                                                            Year Ended Dec. 31,
                                                                        --------------------------
                                       7/1/94          Year Ended                        Pro Forma
                                    (Inception) to      Dec. 31,                        As Adjusted
                                      12/31/94           1995             1996              1996
                                    --------------     ---------        ---------       -----------
Primary
Weighted average shares
        outstanding                   3,213,404        4,548,475        4,634,337        4,634,337
Net common shares issuable
        on exercise of certain
        stock options (1)(2)            312,356          312,356          283,746        2,811,075
Net common shares issuable
        on exercise of certain
        stock warrants (1)(2)            80,000           80,000           80,000           80,000
Contingently issuable shares in
        business combinations         2,716,447        2,716,447        2,716,447        3,049,780
Shares issuable in
        Offering(3)                         --               --               --         4,000,000
Number of common shares
        outstanding                   6,322,207        7,657,278        7,714,530       14,575,192

Fully Diluted
Weighted average shares
        outstanding                   3,213,404        4,548,475        4,634,337        4,634,337
Net common shares issuable
        on exercise of certain
        stock options (1)(2)            312,356          312,356          283,746        2,811,075
Net common shares issuable
        on exercise of certain
        stock options warrants           80,000           80,000           80,000           80,000
Contingently issuable shares in
        business combinations         2,716,447        2,716,447        2,716,447        3,116,447
Shares issuable in
        Offering(3)                         --               --               --         4,000,000
Other dilutive securities               200,030          200,030          200,030          200,030
Number of common shares
        outstanding                   6,522,237        7,857,308        7,914,560       10,841,889

(1) Net common shares issuable on exercise of certain stock options and warrants is calculated based on the treasury stock method using an estimated of the initial public offering price.
(2) Common shares issuable on exercise of certain stock options and warrants were not included when the effect of the inclusion would be anti-dilutive. (However, pursuant to applicable rules of the SEC stock, options, and warrants issued or contingently issuable within one year prior to the initial filing of this registration statement are treated as outstanding for all periods presented regardless of the anti-dilutive effect.)
(3) Reflects common shares of 4,000,000 issuable as part of this Offering.